February 25, 1998



Report to Fellow Shareholders:

     It is pleasing to report another year of solid performance for Nicholas Income Fund. Total return for 1997 was 13.13% with distributions reinvested, better than last years 12.37% and above our long term average annual rate. Results of the lastest one, five, ten and fifteen year periods ended December 31, 1997 are shown below:

                                     Average Annual Total Return*
                                  --------------------------------------------
                                  1 Year     5 Years     10 Years     15 Years
                                  ------     -------     --------     --------

Nicholas Income Fund
  (Distributions Reinvested)      +13.13%    +10.74%     +10.00%      +10.63%
Consumer Price Index
  (Inflation)                     + 1.70%    + 2.60%     + 3.42%      + 3.42%
Ending value of $10,000 invested
  in Nicholas Income Fund
  (Distributions Reinvested)      $11,313    $16,651     $25,937      $45,506

     As one can see from the table above, Nicholas Income Fund has provided a substantial return over inflation for many years. For the fifteen year period ended December 31, 1997, the margin of return over inflation has been 7.21% on an average annual basis. We also take pride in the fact that Nicholas Income Fund has earned Morningstar's five star (*****) rating for its overall risk-adjusted performance as of December 31, 1997 based on a comparison of 1371 fixed income funds eligible for the overall rating. The Fund's three, five and ten year ratings were also five stars, as of December 31, 1997, based on a comparison of 1371, 771 and 323 fixed income funds, respectively. The top ten percent of funds in their respective categories receive five stars.*

     At December 31, 1997, total net assets of Nicholas Income Fund were $254 million. Cash and equivalents were 9.67%. The 30-day SEC yield annualized on Nicholas Income Fund was 7.77%

     Thank you for your interest in the Nicholas Income Fund.

                                          Sincerely,

                                      /S/ Albert O. Nicholas
                                          ------------------
                                          Albert O. Nicholas
                                          President

*Total returns are historical and include change in share price and reinvestment of dividend and capital gain distributions. Past performance is no guarantee of future results. Principal value and return will fluctuate so an investment, when redeemed, may be worth more or less than original cost. Morningstar proprietary ratings reflect historical risk-adjusted performance. The ratings are subject to change monthly. Morningstar's overall rating is based on the Fund's three, five and ten year average annual returns in excess of 90-day Treasury bill returns with appropriate fee adjustments and a risk factor that reflects the Fund's performance below 90-day Treasury bill returns.

FINANCIAL HIGHLIGHTS
(For a share outstanding throughout the year)
---------------------------------------------------------------------

                                                                  Year ended December 31,
                             ----------------------------------------------------------------------------------------------

                             1997      1996      1995      1994      1993      1992      1991      1990     1989       1988
                             ----      ----      ----      ----      ----      ----      ----     ----       ----     ----
NET ASSET VALUE,
   BEGINNING OF YEAR.......  $3.53     $3.42     $3.21     $3.52     $3.38     $3.34     $3.01     $3.44     $3.68     $3.64
  INCOME FROM INVESTMENT
   OPERATIONS:
  Net investment income...     .30       .30       .30       .30       .30       .31       .35       .39       .38       .38
  Net gains (losses) on
   securities (realized
   and unrealized)........     .15       .11       .21      (.31)      .13       .03       .33      (.43)     (.24)      .03
                             -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
    Total from investment
     operations...........     .45       .41       .51      (.01)      .43       .34      .68      (.04)      .14       .41
                             -----     -----     -----     -----     -----    -----     -----     -----     -----      -----

  LESS DISTRIBUTIONS*:
  Dividends (from net
   investment income).....    (.29)     (.30)     (.30)     (.30)     (.29)     (.30)    (.35)     (.39)     (.38)     (.37)
                             -----     -----     -----     -----     -----     -----     -----     -----     -----     -----

NET ASSET VALUE, END OF
   YEAR...................   $3.69     $3.53     $3.42     $3.21     $3.52     $3.38     $3.34     $3.01     $3.44     $3.68
                             -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
                             -----     -----     -----     -----     -----     -----     -----     -----     -----     -----

TOTAL RETURN..............   13.13%    12.37%    16.16%    (0.17)%   12.95%    10.33%    23.05%    (1.03)%    3.94%    11.55%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year
 (millions)...............  $254.2    $185.7    $162.1    $140.9    $158.3    $119.1     $79.9     $60.6     $75.4     $78.2
Ratio of expenses to
 average net assets.......    .50%      .55%      .58%      .59%      .62%      .69%      .76%      .77%      .81%      .83%
Ratio of net investment
 income to average net
 assets...................    8.29%    8.55%    8.72%      8.75%     8.42%     9.23%    10.70%    11.74%    10.46%    10.03%
Portfolio turnover rate...    32.2%    33.2%    29.2%      29.2%     39.1%     56.1%     27.5%     40.4%     39.6%     11.9%

* The Fund distributed no capital gains for the time periods listed.

                                See notes to financial statements.

TOP TEN ISSUERS
December 31, 1997
---------------------------------------------------------------------

                                        Percentage
Name                                   of Net Assets

Stater Brothers Holdings, Inc.................3.58%
Cablevision Systems Corporation...............3.45
McDermott (J. Ray), S.A.......................3.37
Century Communications Corporation............3.34
Paging Network, Inc...........................3.31
Vencor, Inc...................................3.04
Greyhound Lines, Inc..........................2.99
Canandaigua Wine Company, Inc.................2.97
Meditrust Corporation, Paired ctf.............2.94
Adelphia Communications Corporation...........2.93
                                             ------

   Total of top ten issuers..................31.92%
                                             ------
                                             ------

SCHEDULE OF INVESTMENTS
December 31, 1997
----------------------------------------------------------------------
                                                                       Quoted
Shares or                                                              Market
Principal                                                              Value
  Amount                                                              (Note A)
---------                                                             --------
NON-CONVERTIBLE BONDS - 76.50%


           CONSUMER PRODUCTS AND SERVICES - 18.80%

7,000,000  Brown Group, Inc.
            9.50%, 10/15/06.....................................      7,315,000
 5,500,000 Coca-Cola Bottling Group Southwest, Inc.
            9.00%, 11/15/03.....................................      5,637,500
 6,875,000 Greyhound Lines, Inc.
            11.50%, 4/15/07.....................................      7,596,875
 1,000,000 Outboard Marine Corp.
            8.25%, 3/15/98......................................      1,001,527
 3,600,000 Outboard Marine Corp.
            8.625%, 3/15/01.....................................      3,668,954
 6,200,000 Paging Network, Inc.
            10.125%, 8/1/07.....................................      6,448,000
 2,000,000 Paging Network, Inc.
            8.875%, 2/1/06......................................      1,960,000
 7,000,000 Playtex Family Products Corp.
            9.00%, 12/15/03.....................................      7,113,750
 7,000,000 Viacom, Inc.
            8.00%, 7/7/06.......................................      7,052,500
                                                                     ----------
                                                                     47,794,106
                                                                     ----------

           DIVERSIFIED PRODUCTS AND SERVICES - 11.54%
 3,750,000 Borg-Warner Security Corporation
            9.125%, 5/1/03......................................      3,829,688
 2,400,000 IDEX Corp.
            9.75%, 9/15/02......................................      2,490,000
 3,300,000 Mark IV Industries, Inc.
            8.75%, 4/1/03.......................................      3,481,500
 8,000,000 McDermott (J. Ray), S.A.
            9.375%, 7/15/06.....................................      8,570,000
 4,150,000 Sequa Corp.
            8.75%, 12/15/01.....................................      4,212,250
 1,000,000 Sequa Corp.
            9.625%, 10/15/99....................................      1,032,500
 5,000,000 Unisys Corp.
            11.75%, 10/15/04....................................      5,712,500
                                                                    -----------
                                                                     29,328,438
                                                                    -----------

           FINANCE AND INSURANCE- 0.99%
 1,000,000 American Annuity Group, Inc.
            11.125%, 2/1/03.......................................    1,031,789
 1,000,000 Litchfield Financial Corp.
            10.00%, 11/1/04......................................     1,025,000
   475,000 Litchfield Financial Corp.
            8.875%, 11/1/03....................................         470,250
                                                                    -----------
                                                                      2,527,039
                                                                    -----------

           FOOD AND BEVERAGES - 7.11%
 3,000,000 ARA Group, Inc.
            8.50%, 6/1/03.......................................      3,126,483
 7,500,000 Canandaigua Wine Company, Inc.
            8.75%, 12/15/03.....................................      7,556,250
 3,000,000 Chiquita Brands International, Inc.
            9.125%, 3/1/04......................................      3,157,500
 1,000,000 Chiquita Brands International, Inc.
            9.625%, 1/15/04.....................................      1,060,000
 3,000,000 Fleming Companies, Inc.
            10.625%, 7/31/07....................................      3,165,000
                                                                    -----------
                                                                     18,065,233
                                                                    -----------

           FOOD RETAILER - 3.58%
 4,470,000 Stater Brothers Holdings, Inc.
            11.00%, 3/1/01......................................      4,928,175
 4,000,000 Stater Brothers Holdings, Inc.
            9.00%, 7/1/04.......................................      4,180,000
                                                                    -----------
                                                                      9,108,175
                                                                    -----------

           HEALTH CARE -  9.21%
 3,000,000 Beverly Enterprises, Inc.
            9.00%, 2/15/06......................................      3,120,000
 5,000,000 Genesis Health Ventures, Inc.
            9.25%, 10/1/06......................................      5,093,750
 3,000,000 Magellan Health Services Inc.
            11.25%, 4/15/04.....................................      3,326,250
 4,000,000 Quorum Health Group, Inc.
            8.75%, 11/1/05......................................      4,125,000
 7,750,000 Vencor, Inc.
            8.625%, 7/15/07.....................................      7,740,312
                                                                    -----------
                                                                     23,405,312
                                                                    -----------

           MEDIA, COMMUNICATIONS AND ENTERTAINMENT - 24.01%
 5,000,000 Adelphia Communications Corporation
            9.875%, 3/1/05......................................   $  5,281,250
 2,000,000 Adelphia Communications Corporation
            11.875%, 9/15/04....................................      2,175,000
 6,700,000 American Radio Systems Corporation
            9.00%, 2/1/06.......................................      7,169,000
 8,000,000 Cablevision Systems Corporation
            9.875%, 5/15/06.....................................      8,780,000
 8,250,000 Century Communications Corporation
            8.875%, 1/15/07.....................................      8,497,500
 5,000,000 Cinemark USA, Inc.
            9.625%, 8/1/08......................................      5,187,500
 2,000,000 Comcast Cellular Communications, Inc.
            9.50%, 5/1/07.......................................      2,085,000
 5,000,000 Comcast Corporation
            9.375%, 5/15/05.....................................      5,306,250
 4,000,000 Heritage Media Corporation
            8.75%, 2/15/06......................................      4,220,000
 5,000,000 Hollinger International, Inc.
            9.25%, 2/1/06.......................................      5,250,000
 2,000,000 Young Broadcasting Inc.
            10.125%, 2/15/05....................................      2,090,000
 5,000,000 Young Broadcasting Inc.
            9.00%, 1/15/06......................................      5,000,000
                                                                    -----------
                                                                     61,041,500
                                                                    -----------

           TECHNOLOGY - 1.26%
 3,000,000 Advanced Micro Devices, Inc.
            11.00%, 8/1/03......................................      3,210,000
                                                                    -----------

           TOTAL NON-CONVERTIBLE BONDS
            (cost $187,751,189).................................    194,479,803
                                                                    -----------

CONVERTIBLE BONDS - 4.25%

 7,531,000 Emeritus Corporation
            6.25%, 1/1/06.......................................      6,561,384
 4,500,000 Tenet Healthcare Corporation
            6.00%, 12/1/05......................................      4,235,625
                                                                    -----------
           TOTAL CONVERTIBLE BONDS
              (cost $10,426,300)................................     10,797,009
                                                                    -----------

STOCKS - 9.58%

     5,000 Homestead Savings Convertible
           Preferred, Series A, $2.95 *.........................          5,000
   100,000 Healthcare Realty Trust Incorporated.................      2,893,750
   130,000 Hospitality Properties Trust.........................      4,273,750
   204,272 Meditrust Corporation, Paired ctf....................      7,481,462
   130,000 National Health Investors, Inc.......................      5,443,750
   110,000 Omega Healthcare Investors, Inc......................      4,248,750
                                                                    -----------

           TOTAL STOCKS
             (cost $18,020,199).................................     24,346,462
                                                                    -----------

SHORT-TERM INVESTMENTS - 8.02%
           Commercial Paper - 6.45%
$3,000,000 Banta Corporation
           6.35%, due January 5, 1998...........................      2,998,413
 2,000,000 WICOR Industries, Inc.
           6.30%, due January 5, 1998...........................      1,998,950
 5,500,000 Harnischfeger Industries, Inc.
           6.35%, due January 7, 1998...........................      5,495,149
 1,800,000 Manpower, Inc.
           6.35%, due January 7, 1998...........................      1,798,413
 4,100,000 Quad/Graphics, Inc.
           6.20%, due January 8, 1998...........................      4,095,763
                                                                    -----------
                                                                     16,386,688
                                                                    -----------

           Variable Rate Demand Notes - 1.57%
   468,655 General Mills, Inc.
           5.33%, due January 2, 1998...........................        468,655
 2,374,865 Johnson Controls, Inc.
           5.33%, due January 2, 1998...........................      2,374,865
   335,781 Warner-Lambert Company
           5.49%, due January 2, 1998...........................        335,781
   814,116 Wisconsin Electric Power Company
           5.49%, due January 2, 1998...........................        814,116
                                                                    -----------
                                                                      3,993,417
                                                                    -----------

           TOTAL SHORT-TERM INVESTMENTS
           (cost $20,359,143)...................................     20,380,105
                                                                    -----------
           TOTAL INVESTMENTS
           (cost $236,556,831)..................................    250,003,379
                                                                    -----------
           CASH AND RECEIVABLES,
           NET OF LIABILITIES - 1.65%...........................      4,202,609
                                                                    -----------

           TOTAL NET ASSETS
           (Basis of percentages
            disclosed above)....................................   $254,205,988
                                                                   ------------
                                                                   ------------

 *  This security has been classified as non-income producing.


                                          See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES
December 31, 1997
---------------------------------------------------------------------

ASSETS:
     Investments in securities at market value (cost $236,556,831) (Note A)............     $250,003,379

          Interest and dividends receivable............................................        5,653,152
                                                                                            ------------
               Total assets............................................................      255,656,531
                                                                                            ------------
LIABILITIES:
     Payables-
          Dividends payable............................................................        1,298,302
          Management fee (Note C)......................................................           79,613
          Other payables and accrued expenses..........................................           72,628
                                                                                            ------------
               Total liabilities.......................................................        1,450,543
                                                                                            ------------
               Total net assets........................................................     $254,205,988
                                                                                            ------------
                                                                                            ------------


NET ASSETS CONSIST OF:
     Fund shares issued and outstanding................................................     $247,492,109
     Net unrealized appreciation on investments (Note B)...............................       13,425,586
     Accumulated net realized losses on investments....................................       (7,434,375)
     Accumulated undistributed net investment income...................................          722,668
                                                                                            ------------
                                                                                            $254,205,988
                                                                                            ------------
                                                                                            ------------

NET ASSET VALUE PER SHARE ($.01 par value, 100,000,000 shares authorized), offering price and redemption price ($254,205,988/68,804,921
     shares outstanding)...............................................................            $3.69
                                                                                                   -----
                                                                                                   -----

                       See notes to financial statements.

STATEMENT OF OPERATIONS
For the Year Ended December 31, 1997
---------------------------------------------------------------------


INCOME: (Note A)
     Interest......................................     $17,274,549
     Dividends.....................................       1,521,750
     Other.........................................         524,737
                                                         ----------
          Total income.............................      19,321,036
                                                         ----------
EXPENSES:
     Management fee (Note C).......................         809,091
     Transfer agent fees...........................         120,657
     Registration fees.............................          51,158
     Legal fees....................................          30,677
     Postage and mailing fees......................          24,653
     Audit and tax consulting fees.................          14,500
     Custodian fees................................          11,417
     Printing......................................          10,904
     Pricing service fees..........................           9,433
     Directors' fees...............................           9,000
     Insurance.....................................           8,544
     Telephone.....................................           4,191
     Other operating expenses.......................            727
                                                        -----------
     Total expenses................................       1,104,952
                                                       ------------
          Net investment income....................      18,216,084
                                                        -----------
NET REALIZED GAIN ON INVESTMENTS...................       1,781,466

NET INCREASE IN UNREALIZED APPRECIATION
  ON INVESTMENTS...................................       7,724,030
                                                        -----------
          Net gain on investments..................       9,505,496
                                                        -----------
          Net increase in net assets
          resulting from operations................     $27,721,580
                                                        -----------
                                                        -----------




                                     See notes to financial statements.


STATEMENTS OF CHANGES IN NET ASSETS
For the years ended December 31, 1997 and 1996
----------------------------------------------------------------------

                                                                             1997                    1996
                                                                          -----------           -------------
OPERATIONS:

     Net investment income...........................................     $ 18,216,084           $14,578,760
     Net realized gain (loss) on investments.........................        1,781,466               458,971
     Net increase in unrealized appreciation on investments..........        7,724,030             5,006,476
                                                                          ------------          ------------
          Net increase in net assets resulting from operations.......       27,721,580            20,044,207
                                                                          ------------          ------------


DISTRIBUTIONS TO SHAREHOLDERS:

     Distributions from net investment income
       ($0.2903 and $0.2960 per share, respectively).................      (18,102,607)          (14,615,595)
                                                                           -----------          ------------

CAPITAL SHARE TRANSACTIONS:

     Proceeds from shares issued (21,707,323 and 10,614,891
       shares, respectively).........................................       79,140,388            36,879,473
     Net asset value of shares issued in distributions from net investment income (3,765,603 and 3,051,652 shares,
       respectively).................................................       13,707,776            10,528,296
     Cost of shares redeemed (9,318,378 and 8,444,524
       shares, respectively).........................................      (33,929,068)          (29,248,401)
                                                                           -----------           -----------
          Increase in net assets derived from
            capital share transactions...............................       58,919,096            18,159,368
                                                                           -----------           -----------
          Total increase in net assets...............................       68,538,069            23,587,980
                                                                           -----------           -----------

NET ASSETS:

      Beginning of year (including undistributed net
        investment income of $609,191 and $646,026, respectively)....       185,667,919          162,079,939
                                                                           ------------         ------------
     End of year (including undistributed net
       investment income of $722,668 and $609,191, respectively).....      $254,205,988         $185,667,919
                                                                           ------------          ------------
                                                                          ------------           ------------



                                     See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
December 31, 1997
---------------------------------------------------------------------

Note A -- Summary of significant accounting policies:

     The Fund is an open-end diversified investment company. The primary objective of the Fund is high current income consistent with the preservation and conservation of capital values.

      Securities valuation -- Market values of most debt securities are based on valuations provided by a pricing service, which determines valuations for normal, institutional-size trading units of securities using market information, transactions for comparable securities and various other relationships between securities which are generally recognized by institutional traders. Other securities, excluding short-term investments, are generally valued at the last sale price reported by the principal security exchange on which the issue is traded or the NASDAQ national market system. If no sale is reported, the latest bid price is used. U.S. Treasury Bills and commercial paper, if any, are stated at market value with the resultant difference between market value and original purchase price being recorded as interest income. Variable rate demand notes are valued at cost which approximates market value.

      Securities transactions and related investment income -- Securities transactions are recorded no later than the first business day after the trade date (date the order to buy or sell is executed). Gains or losses on sales of investments are calculated on an identified cost basis. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Distributions to shareholders are recorded on the ex-dividend date.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.


Note B -- Income taxes:

     No provision has been made for Federal income taxes or excise taxes because it is the policy of the Fund to distribute all taxable net income and qualify as a "regulated investment company" under the provisions in the Internal Revenue Code applicable to regulated investment companies. The Fund is not subject to State of Wisconsin income taxes. As of December 31, 1997, the Fund has approximately $7,434,000 of net capital losses which may be used to offset capital gains in future years. Capital loss carryovers of approximately $3,366,000 will expire in 1998, $482,000 in 1999, $2,081,000 in
2000, and $1,505,000 in 2003.

     At December 31, 1997, the net unrealized appreciation based on cost was as follows (the Fund's book and Federal income tax cost of investment assets were substantially identical):

              Aggregate gross unrealized appreciation for all
                investments in which there was an excess of
                value over tax cost.........................       $14,047,766
                                                                   ----------

              Aggregate gross unrealized depreciation for all
                investments in which there was an excess of
                tax cost over value.........................       (  622,180)
                                                                   -----------
                                                                   -----------


                     Net unrealized appreciation............       $13,425,586
                                                                   -----------
                                                                   -----------



Note C -- Expenses:

     The Fund has an investment advisory agreement with Nicholas Company, Inc. (with whom certain officers and directors of the Fund are affiliated) to serve as investment adviser and manager. The management fee of Nicholas Company, Inc. is payable at an annual rate of 1/2 of 1% of the average daily net assets of the Fund up to and including $50,000,000. On average daily net assets over $50,000,000 up to and including $100,000,000, the management fee is reduced to an annual rate of 4/10 of 1% and on average daily net assets over $100,000,000, the fee is further reduced to an annual rate of 3/10 of 1%. Nicholas Company, Inc. has agreed to reduce such management fee by any operating expenses (other than management fee) incurred by the Fund in excess of 1/2 of 1% of average daily net assets.

    At December 31, 1997, liabilities of the Fund included $79,613 payable to the investment adviser.


Note D -- Investment portfolio transactions:

     For the year ended December 31, 1997, the cost of purchases and the proceeds from sales of investments, other than short-term obligations, aggregated $115,769,466 and $64,592,824, respectively.

Independent Auditors' Report
-----------------------------


To the Board of Directors and Shareholders of Nicholas Income Fund, Inc.:


     We have audited the accompanying statement of assets and liabilities of Nicholas Income Fund, Inc., including the schedule of investments, as of December 31, 1997, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Nicholas Income Fund, Inc. as of December 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the ten years in the period then ended, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
January 15, 1998







HISTORICAL RECORD (unaudited)
---------------------------------------------------------------------

                                             Net Investment     Growth of
                                  Net           Income         An Initial
                              Asset Value     Distributions      $10,000
                               Per Share        Per Share      Investment**
                              -----------     -------------    ------------

November 21, 1977*...........  $ 5.10            $               $10,000
December 31, 1987............    3.64             0.4660          22,560
December 31, 1988............    3.68             0.3710          25,164
December 31, 1989............    3.44             0.3830          26,155
December 31, 1990............    3.01             0.3970          25,886
December 31, 1991............    3.34             0.3460          31,853
December 31, 1992............    3.38             0.2955          35,143
December 31, 1993............    3.52             0.2890          39,695
December 31, 1994............    3.21             0.3010          39,626
December 31, 1995............    3.42             0.2950          46,029
December 31, 1996............    3.53             0.2960          51,721
December 31, 1997............    3.69             0.2903          58,514

  * Initial date under Nicholas Company, Inc. management.
 ** Assuming reinvestment of distributions.
    The Fund distributed no capital gains for the time periods listed.

NICHOLAS FAMILY OF FUNDS
Services Offered
---------------------------------------------------------------------
* IRAs
        *Traditional    *Educational
        *Roth           *SEP

*Self-employed Master Retirement Plan
        *Money Purchase *Profit Sharing

*Automatic Investment Plan

*Direct Deposite of Distributions

*Systematic Withdrawl Plan

*Monthly Automatic Exchange between Funds

*Telephone Redemption (Regular accounts only)

*Telephone Exchange

*24-hour Automated Account Information (800-544-6547)

Please call a shareholder representative for further information on the above services or with any other questions you may have regarding the Nicholas Family of Funds.

                         800-227-5987


OFFICERS AND DIRECTORS

ALBERT O. NICHOLAS
President and Director

FREDERICK F. HANSEN
Director

JAY H. ROBERTSON
Director

MELVIN L. SCHULTZ
Director

DAVID L. JOHNSON
Executive Vice President

THOMAS J. SAEGER
Executive Vice President and Secretary

JEFFREY T. MAY
Senior Vice President and Treasurer

DAVID O. NICHOLAS
Senior Vice President

CANDACE L. LESAK
Vice President

KATHLEEN A. EVANS
Assistant Vice President

Investment Adviser
NICHOLAS COMPANY, INC.
414-272-6133 or 800-227-5987

Custodian and Transfer Agent
FIRSTAR TRUST COMPANY
414-276-0535 or 800-544-6547

Counsel
MICHAEL, BEST & FRIEDRICH
Milwaukee, WI

Auditors
DELOITTE & TOUCHE LLP
Milwaukee, WI





This report is submitted for the information of shareholders of the Fund. It is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus.

ANNUAL REPORT

NICHOLAS INCOME
FUND, INC.

700 North
Water Street
Milwaukee,
Wisconsin 53202

December 31, 1997